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                                                                   Exhibit 10.3

                                AMENDMENT NO. 2
                                     TO THE
               RPM INTERNATIONAL INC. INCENTIVE COMPENSATION PLAN

     WHEREAS, the Company maintains the Plan for the benefit of certain of its employees and certain employees of affiliated companies; and

     WHEREAS, the Board of Directors has approved the Compensation Committee's recommendation, subject to Stockholder approval, to provide for calculation of the "Aggregate Bonus Pool" based upon 1.5% of pretax earnings (rather than 1.3% of pretax earnings); and

     WHEREAS, it is the desire of the Company to amend the Plan in order to provide for calculation of the "Aggregate Bonus Pool" based upon 1.5% of pretax earnings (rather than 1.3% of pretax earnings); and

     WHEREAS, the Company reserved the right, pursuant to Section 7 of the Plan, for the Board of Directors to make certain amendments thereto;

     NOW, THEREFORE, pursuant to Section 7 of the Plan and subject to approval of the Company's Stockholders, the Board of Directors hereby amends the Plan as follows:

          1. Section 2(a) of the Plan is hereby amended by the deletion of said
     Section 2(a) and the substitution in lieu thereof of the following:

        "'Aggregate Bonus Pool' shall mean with respect to any Fiscal Year an amount equal to one and one-half percent (1.5%) of the Income Before Income Taxes."